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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                               OF CYBERGOLD, INC.




                                    ARTICLE I

               The name of this corporation is Cybergold, Inc.


                                   ARTICLE II

               A. The address of the registered office of this corporation in the State of Delaware is 15 E. North Street, in the City of Dover, County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.


               B. The name and mailing address of the incorporator of this corporation is:


                   Frank Grant
                   Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Dr., Menlo Park, California 94025


                                   ARTICLE III

               The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

               A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is forty-two million seven hundred thousand (42,700,000) shares. Twenty-five million five hundred twenty thousand (25,520,000) shares shall be Common Stock, par value $0.001 per share. Seventeen million one hundred eighty thousand (17,180,000) shares shall be Preferred Stock, par value $0.001 per share, of which three million one hundred eighty-five thousand (3,185,000) shares shall be designated Series A Preferred Stock, two million one hundred forty-four thousand nine hundred seventy-one (2,144,971) shares shall be designated Series B Preferred Stock, eight million twenty-nine (8,000,029) shares shall be designated Series C Preferred Stock and three million eight hundred fifty thousand (3,850,000) shares shall be designated Series D Preferred Stock.

               B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the


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Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred
Stock and the Series D Preferred Stock, are as follows:

               1. Dividend Provisions. The holders of shares of Series A, Series B, Series C and Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of (i) in the case of the Series A Preferred Stock, $.05 per share per annum, (ii) in the case of the Series B Preferred Stock, $.10 per share per annum, (iii) in the case of the Series C Preferred Stock, $.0455 per share per annum, and (iv) in the case of the Series D Preferred Stock, $.13 per share per annum, or, if greater (as determined on a per annum basis and on an as converted basis for the Series A, Series B, Series C and Series D Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

               2.   Liquidation Preference.

                    (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock or the holders of the Common Stock by reason of their ownership thereof, (i) in the case of the Series C Preferred Stock, an amount per share equal to the sum of (A) $0.91 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") and (B) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like), and (ii) in the case of the Series D Preferred Stock, an amount per share equal to the sum of (A) $2.60 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") and (B) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). If upon the occurrence of such event, the remaining assets and funds thus distributed among the holders of the Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock and Series D Preferred Stock in proportion to full preferential amount each such holder is otherwise entitled to receive under this subsection (a).

                    (b) Upon completion of the distribution required by subsection (a) of this Section 2, if assets remain in this corporation, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock by reason of their ownership thereof, (i) in the case of the Series A Preferred Stock, an amount per


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share equal to the sum of (A) $1.00 for each outstanding share of Series A
Preferred Stock (the "Original Series A Issue Price") and (B) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like), and (ii) in the case of the Series B Preferred Stock, an amount per share equal to the sum of (A) $2.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (B) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). If upon the occurrence of such event, the remaining assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to full preferential amount each such holder is otherwise entitled to receive under this subsection
(b).

                    (c) Upon completion of the distributions required by subsections (a) and (b) of this Section 2, all of the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Preferred Stock).

                    (d) (i)   For purposes of this Section 2, a liquidation,
dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of the corporation.

                        (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                              (A) Securities not subject to investment letter or
other similar restrictions on free marketability covered by (B) below:

                                  (1)   If traded on a  securities  exchange or
through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty
(30)-day period ending three (3) days prior to the closing;

                                  (2)   If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-day period ending three (3) days prior to the closing; and


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                                   (3)  If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                              (B)  The method of valuation of securities subject
to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                         (iii)     In the event the requirements of this
subsection 2(d) are not complied with, this corporation shall forthwith either:

                                   (A) cause such closing to be postponed until
such time as the requirements of this Section 2 have been complied with; or

                                   (B) cancel such transaction, in which event
the rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.

                         (iv)      The corporation shall give each holder of
record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                    3.   Redemption.

                         (a)  At any time after May 15, 2003, but within ninety
(90) days after the receipt by this corporation of a written request from the holders of not less than sixty-seven percent (67%) of the then outstanding Series C Preferred Stock and Series D Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) that all or, if less than all, a specified percentage of such holders' shares of Series C Preferred


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Stock and Series D Preferred Stock (which percentage of Series C Preferred Stock and Series D Preferred Stock shall be equal for such holder) be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem in three (3) equal annual installments (each payment date being referred to herein as a "Redemption Date") the shares specified in such request by paying in cash therefor (i) $1.82 per share of Series C Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) (the "Series C Redemption Price") and (ii) $5.20 per share of Series D Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) (the "Series D Redemption Price"). The number of shares of Series C Preferred Stock and Series D Preferred Stock that this corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of Series C Preferred Stock and Series D Preferred Stock outstanding immediately prior to such Redemption Date that have been requested to be redeemed pursuant to this Section 3(a) by (y) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies).

                         (b)  At least fifteen (15) but no more than thirty (30)
days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series C Preferred Stock and Series D Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection (3)(c), on or after each Redemption Date, each holder of Series C Preferred Stock and Series D Preferred Stock to be redeemed on such Redemption Date shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series C Redemption Price and Series D Redemption Price, as the case may be, of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                         (c)  From and after each Redemption Date, unless there
shall have been a default in payment of the Series C Redemption Price or Series D Redemption Price, all rights of the holders of shares of Series C Preferred Stock or Series D Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice as holders of Series C Preferred Stock or Series D Preferred Stock (except the right to receive the Series C Redemption Price or Series D Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this corporation legally available for redemption of shares of Series C Preferred Stock and Series D Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series C Preferred Stock and Series D Preferred Stock to be


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redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of shares of Series C Preferred Stock or Series D Preferred Stock receives the same percentage of the Series C Redemption Price or the Series D Redemption Price, as the case may be. The shares of Series C Preferred Stock and Series D Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Series C Preferred Stock or Series D Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this corporation has become obliged to redeem on any Redemption Date but that it has not redeemed.

                    4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                         (a)  Right to Convert. Each share of Series A Preferred
Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share with respect to the Series A Preferred Stock or Series B Preferred Stock and, with respect to the Series C Preferred Stock or Series D Preferred Stock, at any time after the date of issuance of such share of Series C Preferred Stock or Series D Preferred Stock and on or prior to the fifth day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to such share of Series C Preferred Stock or Series D Preferred Stock, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price or the Original Series D Issue Price, as applicable, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share of Series C Preferred Stock shall be the Original Series C Issue Price and the initial Conversion Price per share of Series D Preferred Stock shall be the Original Series D Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

                         (b)  Automatic Conversion. Each share of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series immediately upon the earlier of (i) the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public offering price of which was not less than $6.50 per share (as adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalization) and $15,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of sixty-seven percent (67%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, acting together as a single class.


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                         (c)  Mechanics of Conversion. Before any holder of
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock until immediately prior to the closing of such sale of securities.

                         (d)  Conversion Price Adjustments of Preferred Stock
for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be subject to adjustment from time to time as follows:

                              (i) (A) (1)    If the corporation shall issue,
after the date upon which any shares of Series D Preferred Stock were first issued (the "Series D Purchase Date") any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price then in effect for the Series C Preferred Stock; and the denominator of which


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shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock. Consequently, in the event that this corporation issues any Additional Stock for a per share price below the Original Series A Issue Price or the Original Series B Issue Price but for a per share price at or above the Original Series C Issue Price, there shall be no adjustment of the applicable Conversion Price of such series of Preferred Stock.

                                        (2)  If the corporation shall issue,
after the Series D Purchase Date any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series D Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price then in effect for the Series D Preferred Stock; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock.

                                   (B)  No adjustment of the Conversion Price
for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                   (C)  In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                   (D)  In the case of the issuance of the
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.


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                                   (E)  In the case of the issuance (whether
before, on or after the Series D Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4 (d)(i) and subsection 4(d)(ii):

                                        (1)  The aggregate maximum number of
shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, rights or securities were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                        (2)  The aggregate maximum number of
shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                                        (3)  In the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change; provided, however, that no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities and provided further that no additional adjustment shall be made with respect to any change in the number of shares of Common Stock deliverable


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or in the consideration payable to this corporation resulting from application of the antidilution provisions of subsection 4(d)(i)(E) hereof.

                                        (4)  Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options, rights or securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                        (5)  The number of shares of Common
Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                                   (ii) "Additional Stock" shall mean any shares
of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Series D Purchase Date other than:

                                        (A)  shares of Common Stock issued
pursuant to a transaction described in subsection 4(d)(iii) hereof;

                                        (B)  up to 511,600 shares of Common
Stock issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation;

                                        (C) shares of Common Stock issued on
conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock;

                                        (D) up to an aggregate of 185,000 shares
of Series A Preferred Stock issuable or issued to consultants and employees upon the exercise of options;

                                        (E) up to 22,500 shares of Series B
Preferred Stock issuable or issued to LINC Capital Management upon the exercise of warrants;

                                        (F) up to 250,000 shares of Common Stock
issuable or issued upon the exercise of warrants dated July 2, 1996;


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

                                        (G) shares of Common Stock issuable or
issued pursuant to the execution of lease line or other credit agreements;

                                        (H) shares of Common Stock issuable or
issued in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or

                                        (I) shares of Common Stock issued or
issuable (1) in a public offering before or in connection with which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock will be converted to Common Stock or (2) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

                                   (iii) In the event the corporation should at
any time or from time to time after the Series D Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                                   (iv) If the number of shares of Common Stock
outstanding at any time after the Series D Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                              (e)  Other Distributions. In the event this
corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in 4(d)(i), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or

Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                              (f)  Recapitalizations. If at any time or from
time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                              (g)  No Impairment. This corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock against impairment.

                              (h)  No Fractional Shares and Certificate as to
Adjustments.

                                   (i)  No fractional shares shall be issued
upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                   (ii) Upon the occurrence of each adjustment
or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock.

                              (i)  Notices of Record Date. In the event of any
taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                              (j)  Reservation of Stock Issuable Upon
Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

                              (k)  Notices. Any notice required by the
provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                         5.   Voting Rights.

                              (a)  General Voting Rights. The holder of each
share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have the right to one vote for each share of Common Stock into which such

Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                              (b) Voting for the Election of Directors. As long
as two million (2,000,000) or more of the shares of Series C Preferred Stock originally issued remain outstanding (subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction), the holders of such shares of Series C Preferred Stock shall be entitled to elect two (2) members of the Board of Directors of this corporation at each annual (or special) election of directors. As long as seven hundred fifty thousand (750,000) or more of the shares of Series D Preferred Stock originally issued remain outstanding (subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction), the holders of such shares of Series D Preferred Stock shall be entitled to elect one (1) member of the Board of Directors of this corporation at each annual (or special) election of directors. The remaining members of the Board of Directors of this corporation shall be elected at each annual (or special) election of directors as follows: (i) the holders of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock (voting together as a single class and not as a separate series, and, with respect to the Series A Preferred Stock and Series B Preferred Stock, on an as-converted basis) shall be entitled to elect two (2) members of the Board of Directors of this corporation at each annual (or special) election of directors; and (ii) each additional member of the Board of Directors, if any, shall be elected by the vote of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock (voting together as a single class and not as a separate series, and, with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, on an as-converted basis).

               In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof, elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

               6. Protective Provisions. So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class and not as separate series, and on an as-converted basis:

                    (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

                    (b) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over the Series D Preferred Stock with respect to dividends, liquidation, redemption or voting;

                    (c)  increase the size of the Board of Directors from eight
(8) members; or

                    (d) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment.

               In addition, and even if authorized by the foregoing, this corporation shall not alter or change the rights, preferences or privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock so as to adversely affect the rights, preferences or privileges of shares of any of such series without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of any such series so adversely affected.

                    7. Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be redeemed or converted pursuant to Section 3 or
Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

               C.   Common Stock.

                    1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                    2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

                    3. Redemption. The Common Stock does not have a right of redemption.

                    4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                    ARTICLE V

               Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.




                                   ARTICLE VI

               The number of directors of the corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders. A director appointed by the Board of Directors to fill a vacancy shall serve for the remainder of the term of the vacated directorship he or she is filling.


                                   ARTICLE VII

               Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide. At all elections of directors, the stockholders of this corporation shall be entitled to cumulative voting in such election of directors in accordance with Section 214 of the General Corporation Law and the Bylaws of this corporation.


                                  ARTICLE VIII

               Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision


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

contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.


                                   ARTICLE IX

               Any action required to be taken or that may be taken at any annual or special meeting of the stockholders of this corporation may be taken without a meeting.


                                    ARTICLE X

               A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Certificate of Incorporation to authorize corporation action further eliminating or limiting the personal liability of directors then liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

               Any repeal or modification of the foregoing provisions of this
Article X by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                   ARTICLE XI

               To the fullest extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

               Any repeal or modification of any foregoing provisions of this
Article XI shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                   ARTICLE XII

               This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



               THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware and in pursuance of the General Corporation Law of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 17th day of May, 1999.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this 17th day of May, 1999.



                                                   -----------------------------
                                                   Frank Grant
                                                   Incorporator






                                       18